- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                PIONEER-STANDARD
                               ELECTRONICS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       PIONEER-STANDARD ELECTRONICS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

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

                       PIONEER-STANDARD ELECTRONICS, INC.
                 4800 EAST 131ST STREET / CLEVELAND, OHIO 44105

                                 June 16, 1995

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Pioneer-Standard Electronics, Inc., which will be held on Tuesday, July 25, 1995 at the Cleveland South Hilton Inn, 6200 Quarry Lane, Cleveland, Ohio at 11:00 a.m. A map to the Cleveland South Hilton Inn is included on the inside back cover of the Proxy Statement. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, in addition to electing three Directors, your Board is asking shareholders to adopt the 1995 Stock Option Plan for Outside Directors. These proposals are fully set forth in the accompanying Proxy Statement for your information.

     For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals.

     It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed Proxy in the envelope provided, at your earliest convenience.

     Thank you for your cooperation and continued support.

/s/ James L. Bayman                             /s/ Preston B. Heller, Jr.

James L. Bayman                                 Preston B. Heller, Jr.
                                                Chairman of the Board
President and Chief
Executive Officer

                       PIONEER-STANDARD ELECTRONICS, INC.
                 4800 EAST 131ST STREET / CLEVELAND, OHIO 44105

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of the Shareholders (the "Annual Meeting") of Pioneer-Standard Electronics, Inc. (the "Company") will be held at the Cleveland South Hilton Inn, 6200 Quarry Lane, Cleveland, Ohio, on Tuesday, July 25, 1995, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

          1. To elect three (3) Class A members of the Board of Directors of the Company to hold office for a term of three (3) years and until their respective successors are elected;

          2. To ratify, confirm and adopt the 1995 Stock Option Plan for Outside Directors; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on June 1, 1995 are entitled to notice of the Annual Meeting and to vote thereat.

                                          By Order of the Board of Directors.

                                          William A. Papenbrock
                                          Secretary

June 16, 1995

     PLEASE SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                       PIONEER-STANDARD ELECTRONICS, INC.
                 4800 EAST 131ST STREET / CLEVELAND, OHIO 44105

                               ------------------

                    MAILED TO SHAREHOLDERS ON JUNE 16, 1995

                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 25, 1995

     The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Pioneer-Standard Electronics, Inc. (the "Company") and is to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on July 25, 1995, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his Proxy by giving notice to the Company in writing at any time before its exercise or in open meeting. Unless so revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for the voting will be voted in accordance with the directions contained therein.

     The holders of Common Shares of the Company (the only class of shares outstanding) will be entitled to vote at the Annual Meeting. At the close of business on June 1, 1995, the date fixed for the determination of persons entitled to vote, there were 14,933,771 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company's Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three (3) nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the Common Shares present in person or represented by proxy and entitled to vote will be elected Directors. However, the proposal to ratify, confirm and adopt the 1995 Stock Option Plan for Outside Directors ("Proposal 2") must be approved by a majority of the voting power of the Company's Common Shares. The withholding of a vote with respect to the election of any nominee for Director or with respect to Proposal 2 will have the practical effect of a vote against that nominee or Proposal 2. A broker non-vote with respect to any share will not affect the election of Directors, since the share is not considered present for voting purposes; however, a broker non-vote with respect to any share will have the practical effect of a vote against Proposal 2, since the adoption of Proposal 2 is determined on the basis of outstanding shares, rather than shares present.

     If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that he desires that the voting for the election of Directors be cumulative, an announcement of the giving of such notice shall be made upon the convening of the meeting by the Chairman or Secretary or may be made by or on behalf of the shareholder giving such notice. Cumulative voting permits each shareholder to cumulate his voting power at such election by giving one nominee as many votes as equals the product of the number of Directors to be elected multiplied by the number of his votes, or by distributing his votes on the same principle among two or more nominees, as the shareholder sees fit.

     The Common Share information contained in this Proxy Statement reflects a three-for-two share split effected in the form of a 50% share dividend declared on June 23, 1994 and payable on August 1, 1994 to shareholders of record on July 6, 1994.

                             ELECTION OF DIRECTORS

     The Amended Code of Regulations of the Company provides that the Board of Directors shall be divided into three classes: Class A, Class B and Class C. All Directors serve for three-year terms and until their respective successors are elected. The authorized number of Directors of the Company is presently fixed at ten, with a vacancy existing in Class B.

     At this Annual Meeting, three Class A Directors are to be elected for a three-year term ending at the Annual Meeting in 1998. The nominees for election are Frederick A. Downey, Victor Gelb and Edwin Z. Singer, all of whom currently serve as Directors of the Company.

     The proxyholders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election as Directors of the three nominees named above unless the shareholder instructs, by marking the appropriate space on the Proxy that authority to vote is withheld. If cumulative voting is in effect, the proxyholders shall have full discretion and authority to vote for any one or more of such nominees. In the event of cumulative voting, the proxyholders can vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated his willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named above and any such substitute nominee for any of them.

     The following table sets forth with respect to each of the nominees for election and the other Directors whose terms will continue after the Annual
Meeting: his principal occupation; the period during which he has served as a Director of the Company; his age; and the expiration date of his term or the term for which he is a nominee.


                             NOMINEES FOR ELECTION

                               PRINCIPAL OCCUPATION OR EMPLOYMENT
                                  FOR PAST FIVE YEARS AND OTHER          DIRECTOR                    PROPOSED
                                 DIRECTORSHIPS OF PUBLICLY-HELD         CONTINUOUSLY                   TERM
            NAME                          CORPORATIONS                    SINCE           AGE         EXPIRES
            ----             ---------------------------------------    ----------     ---------    -----------
CLASS A DIRECTORS
Frederick A. Downey(1)...... President, F.A. Downey Associates, Inc.       1983           67           1998
                             (Venture Capital/Consulting); prior
                             thereto, Executive Vice President --
                             Finance and Administration and
                             Director, Parker Hannifin Corporation
                             (Motion Control Systems and Components)
                             until retirement on January 1, 1988;
                             Director, Main Street Community
                             Bancorp, Inc.
Victor Gelb(1)(2)(3)........ President, Victor Gelb, Inc.                  1971           68           1998
                             (Industrial Fibers); Chairman of the
                             Board, Capitol American Financial Corp.
                             (Insurance) until January, 1990;
                             Director, Specialty Chemical Resources,
                             Inc.

                               PRINCIPAL OCCUPATION OR EMPLOYMENT
                                  FOR PAST FIVE YEARS AND OTHER          DIRECTOR                    PROPOSED
                                 DIRECTORSHIPS OF PUBLICLY-HELD         CONTINUOUSLY                   TERM
            NAME                          CORPORATIONS                    SINCE           AGE         EXPIRES
            ----             ---------------------------------------    ----------     ---------    -----------
Edwin Z. Singer(1)(2)(3).... Chairman of the Board, Sandusco, Inc.         1974           64           1998
                             (Wholesale Merchandising, Real Estate);
                             Director, Star Bank, N.A., Cleveland

                         DIRECTORS CONTINUING IN OFFICE

                               PRINCIPAL OCCUPATION OR EMPLOYMENT
                                  FOR PAST FIVE YEARS AND OTHER          DIRECTOR                    PROPOSED
                                 DIRECTORSHIPS OF PUBLICLY-HELD         CONTINUOUSLY                   TERM
            NAME                          CORPORATIONS                    SINCE           AGE         EXPIRES
            ----             ---------------------------------------    ----------     ---------    -----------
                              CLASS B DIRECTORS

James L. Bayman............. President and Chief Executive Officer         1984           58           1996
                             of the Company

Gordon E. Heffern(3)........ Retired Chairman of the Board and Chief       1989           71           1996
                             Executive Officer, Society Corporation
                             and Society National Bank since 1987
                             and 1985, respectively (Banking);
                             Director, A. Schulman Inc.

Karl E. Ware(2)............. Chairman and Chief Executive Officer,         1988           68           1996
                             Ware Industries, Inc. (Metal Wire Forms
                             and Steel Components); Director, Acme-
                             Cleveland Corporation, Lesco, Inc., and
                             Lubrizol Corporation

                              CLASS C DIRECTORS

Preston B. Heller, Jr.(1)... Chairman of the Board of the Company;         1969           65           1997
                             Chief Executive Officer of the Company
                             until April, 1995; Director, National
                             City Bank (a subsidiary of National
                             City Corporation), and Sudbury, Inc.

Arthur Rhein................ Senior Vice President                         1990           49           1997

Thomas C. Sullivan(1)(3).... Chairman of the Board and Chief               1984           57           1997
                             Executive Officer, RPM, Inc. (Specialty
                             Coatings and Membranes); Director,
                             National City Bank (a subsidiary of
                             National City Corporation), and Huffy
                             Corporation

- - ---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.


INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND COMPENSATION OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, which held no meetings during the last fiscal year, exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Audit Committee, which held two meetings during the last fiscal year, reviews with the Company's independent auditors the proposed scope of the Company's annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, provides recommendations as to the engagement of independent auditors, and reviews any problems identified by either the internal or external audit functions. The Compensation Committee, which held two meetings during the last fiscal year, reviews and makes recommendations concerning executive officers' salaries and bonuses and employment agreements and the Company's stock option plans. The Compensation Committee also reviews and makes recommendations concerning Director compensation. The Board of Directors serves as the Company's nominating committee.

     The Board of Directors held six meetings during the fiscal year ended March 31, 1995. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he served, during the periods that he served.

     During the fiscal year ended March 31, 1995, Directors who are not also employees of the Company received an annual fee of $10,000 and $1,000 for each Board or Committee meeting attended. In addition, such Directors are to receive $200 for each Board or Committee telephone conference in which he participates. As Chairman of the Audit Committee, Mr. Singer received an annual fee of $2,000 in addition to any fees he received as a Committee member, and, as Chairman of the Compensation Committee, Mr. Gelb received an annual fee of $1,000 in addition to any fees he received as a Committee member. In the event that more than one Board or Committee meeting is held on one day, the Directors involved only receive $500 for the second meeting attended. On March 15, 1995, effective for the fiscal year ended March 31, 1996, the Board of Directors (i) increased the annual fee to be received by Directors who are not also employees of the Company to $15,000 and (ii) established that the Chairman of each Committee of the Board will receive an annual fee of $2,000. All other fees to be paid to Directors will remain unchanged.


                                SHARE OWNERSHIP

     The following table sets forth the number of Common Shares of the Company beneficially owned by each of the nominees for Director and the Directors whose terms will continue after the Annual Meeting; the Chief Executive Officer and each of the four most highly-compensated executive officers of the Company during fiscal 1995; all Directors and officers as a group; and the percent of the class so owned as of June 1, 1995.

                                                                     NUMBER OF
                                                                       COMMON
                                                                       SHARES
                                                                    BENEFICIALLY     PERCENT OF
         NAME                                                         OWNED(1)         CLASS
         ----                                                       ------------     ----------
James L. Bayman.................................................        384,930          2.6%
Frederick A. Downey.............................................          2,250            *
Victor Gelb.....................................................         18,168           .1%
John V. Goodger.................................................         19,600(2)        .1%
Gordon E. Heffern...............................................          5,265            *
Preston B. Heller, Jr. .........................................        723,598(3)       4.8%
Janice M. Margheret.............................................        100,050(4)        .7%
Arthur Rhein....................................................        108,825(5)        .7%
Edwin Z. Singer.................................................         54,387(6)        .4%
Thomas C. Sullivan..............................................          2,250            *
Karl E. Ware....................................................            900            *
All Directors and officers as a Group (12 persons)..............      1,421,398(7)       9.4%

- - ---------------

* Shares owned are less than one-tenth of one percent of class.

(1) Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above is comprised of both sole voting and investment power, or voting and investment power that is shared with the spouses of such persons.

(2) Includes 18,975 Common Shares which Mr. Goodger has the right to acquire within 60 days of June 1, 1995 through the exercise of stock options granted to him under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.

(3) Includes 3,724 Common Shares held in a trust for which Mr. Heller serves as co-trustee and shares voting and dispositive power and 22,500 Common Shares held in a trust for which Mr. Heller serves as trustee and has sole voting and dispositive power.

(4) Includes 99,825 Common Shares which Ms. Margheret has the right to acquire within 60 days of June 1, 1995 through the exercise of stock options granted to her under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.

(5) Includes 104,325 Common Shares which Mr. Rhein has the right to acquire within 60 days of June 1, 1995, through the exercise of stock options granted to him under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.

(6) Includes 45,000 Common Shares beneficially owned by a corporation controlled by Mr. Singer.

(7) The number of Common Shares shown as beneficially owned by the Company's Directors and officers as a group includes 223,125 Common Shares which such persons have the right to acquire within 60 days of June 1, 1995 through the exercise of stock options granted to them under the 1982 Incentive Stock Option Plan and the 1991 Stock Option Plan.



     The following table sets forth information as of June 1, 1995 with respect to each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares of the Company:

                                                 NUMBER OF COMMON
           NAME AND ADDRESS OF                        SHARES               PERCENT OF
             BENEFICIAL OWNER                   BENEFICIALLY OWNED            CLASS
           -------------------                ----------------------     ---------------
FMR Corp.
  82 Devonshire Street                               1,658,469(1)              11.1%
  Boston, Massachusetts 02109

- - ---------------

(1) According to a Schedule 13G, dated February 13, 1995, furnished to the Company, FMR Corp. and Edward C. Johnson 3d each has the sole power to vote or to direct the vote of 77,375 Common Shares and sole power to dispose of or direct the disposition of all 1,658,469 Common Shares. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or to direct the vote of 1,581,094 Common Shares.



                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended March 31, 1995, 1994 and 1993, of all those persons who were at March 31, 1995, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                  COMPEN-
                                                 ANNUAL                            SATION
                                              COMPENSATION                         AWARDS
                             -----------------------------------------------     ----------
                                                                   OTHER
                                                                   ANNUAL        SECURITIES      ALL OTHER
        NAME AND                                                  COMPEN-         UNDERLYING      COMPEN-
   PRINCIPAL POSITION        YEAR      SALARY       BONUS        SATION(1)        OPTIONS        SATION(2)
- - -------------------------    -----    --------     --------     ------------     ----------     ------------
Preston B. Heller, Jr.(3)    1995     $210,000     $424,864       $     --              --        $ 57,849
  Chairman of the            1994      210,000      312,639             --              --          62,144
  Board and Chief            1993      150,000      168,850             --              --          57,953
  Executive Officer
James L. Bayman(3)           1995      250,000      485,559             --              --          45,296
  President and Chief        1994      250,000      357,301             --              --          47,401
  Operating Officer          1993      190,000      192,972             --              --          43,669
Arthur Rhein                 1995      200,000      394,517             --          14,400          12,124
  Senior Vice President      1994      200,000      290,307             --          75,000          15,530
                             1993      140,000      156,790             --              --          11,048
Janice M. Margheret          1995      185,000      303,475             --          14,400          12,495
  Senior Vice President      1994      185,000      223,313             --          75,000          13,520
                             1993      125,000       96,486             --              --           9,916
John V. Goodger              1995      130,000       91,042             --           9,000           9,320
  Vice President,            1994      125,000       66,994             --          22,500           8,643
  Treasurer and Assistant    1993      112,500       36,182             --              --           5,668
  Secretary

- - ---------------

(1) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his or her aggregate salary and bonus.

(2) Consists of (i) contributions by the Company on behalf of the Named Executives to the Pioneer-Standard Electronics, Inc. Employees' Profit Sharing Retirement Plan, which during fiscal 1995 were as follows: Preston
    B. Heller, Jr. $9,961; James L. Bayman $9,911; Arthur Rhein $9,301; Janice
    M. Margheret $10,648; and John V. Goodger $9,320 and (ii) premiums paid for split dollar life insurance by the Company during fiscal 1995 as follows:
    Preston B. Heller, Jr. $47,888; James L. Bayman $35,385; Arthur Rhein $2,823; and Janice M. Margheret $1,847. Premiums paid for split dollar life insurance by the Company during fiscal 1994 were as follows: Preston B. Heller, Jr. $48,152; James L. Bayman $35,444; Arthur Rhein $2,829; and Janice M. Margheret $1,845 and during fiscal 1993 were as follows: Preston
    B. Heller, Jr. $48,538; James L. Bayman $35,591; Arthur Rhein $2,834; and Janice M. Margheret $1,846.

(3) As of April 3, 1995, Preston B. Heller, Jr. serves as Chairman of the Board and James L. Bayman serves as President and Chief Executive Officer.



                  OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table sets forth information regarding grants of stock options to the Named Executives under the 1991 Stock Option Plan during the fiscal year ended March 31, 1995. The options were granted at the fair market value on the date of grant for a term of ten (10) years.

                       OPTION GRANTS IN LAST FISCAL YEAR
                                                                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK PRICE
                                INDIVIDUAL GRANTS                                                 APPRECIATION
- - ---------------------------------------------------------------------------------         FOR OPTION TERM (10 YEARS)(3)
                                          % OF TOTAL                                  -------------------------------------
                            NUMBER OF      OPTIONS
                            SECURITIES    GRANTED TO     EXERCISE                               5%                   10%
                            UNDERLYING    EMPLOYEES       OR BASE                     -----------------------     ---------
                             OPTIONS      IN FISCAL        PRICE       EXPIRATION     PRICE PER     AGGREGATE     PRICE PER
          NAME               GRANTED         YEAR        ($/SHARE)        DATE          SHARE         VALUE         SHARE
          ----              ---------     ----------     ---------     ----------     ---------     ---------     ---------
Preston B. Heller,
  Jr....................          --           --              --             --            --            --            --
James L. Bayman.........          --           --              --             --            --            --            --
Arthur Rhein............      14,400(1)       3.3%        $ 17.00        4/21/04       $ 27.69      $153,936       $ 44.09
Janice M. Margheret.....      14,400(1)       3.3%          17.00        4/21/04         27.69       153,936         44.09
John V. Goodger.........       9,000(2)       2.1%          17.00        4/21/04         27.69        96,210         44.09

- - ------------------------

                          AGGREGATE
          NAME              VALUE
          ----            ---------
Preston B. Heller,
  Jr....................        --
James L. Bayman.........        --
Arthur Rhein............  $390,096
Janice M. Margheret.....   390,096
John V. Goodger.........   243,810

- - ---------------

(1) Option shares become exercisable on the anniversary date of the date of grant as follows: 2,640 shares in 2002, 5,880 shares in 2003 and 5,880 shares in 2004.

(2) Option shares become exercisable as follows: 1,800 shares on the date of grant and 1,800 on the anniversary date of grant thereafter.

(3) Realizable aggregate values are reported net of the option exercise price.

     Shown below is information with respect to the exercise of options to purchase the Company's Common Shares by the Named Executives and unexercised options to purchase the Company's Common Shares for the Named Executives.


     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS
                                  SHARES                              FISCAL YEAR-END                 AT FISCAL YEAR-END(1)
                                ACQUIRED ON       VALUE        -----------------------------     -------------------------------
            NAME                 EXERCISE        REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
            ----                -----------     ----------     -----------     -------------     -------------     -------------
Preston B. Heller, Jr.......           --               --            --               --                   --              --
James L. Bayman.............           --               --            --               --                   --              --
Arthur Rhein................           --               --        98,325           91,200         $  1,321,627       $ 720,949
Janice M. Margheret.........           --               --        93,825           91,200            1,258,967         720,949
John V. Goodger.............           --               --        13,425           25,950              131,903         179,306

- - ---------------

(1) Based on the difference between the exercise price of such options and the closing price of a share of the Company's Common Shares on the NASDAQ National Market System on March 31, 1995 ($18.25).


EMPLOYMENT AGREEMENTS

     As authorized by the Compensation Committee on April 25, 1995, on June 12, 1995, effective as of April 3, 1995, the Company entered into new Amended and Restated Employment Agreements with Preston B. Heller, Jr., James L. Bayman, Arthur Rhein, Janice M. Margheret and John V. Goodger (the "Employment Agreements"). The Employment Agreements provide for a continuous employment arrangement subject to (i) death or disability, (ii) termination by the Company, for cause (as defined) or without cause at any time, and (iii) the officer's voluntary termination. The Employment Agreements also provide for an annual base salary of $250,000 for Mr. Bayman, $200,000 for Mr. Rhein, $185,000 for Ms. Margheret and $130,000 for Mr. Goodger. Mr. Heller's new Employment Agreement reflects a $90,000 increase in his annual base salary from $210,000 to $300,000, but he will no longer be eligible to receive a cash incentive bonus. The Employment Agreements for Messrs. Bayman, Rhein, Goodger and Ms. Margheret provide for annual cash incentive bonuses, in accordance with a formula based upon the product of the sum of the Company's actual operating income (as defined) plus equity in profits or losses attributable to the Company's affiliate, Pioneer Technologies Group, Inc., as multiplied by a ratio of the Company's actual return on capital (as defined), compared with a pre-determined standard. Mr. Bayman, Mr. Rhein, Ms. Margheret and Mr. Goodger receive annual cash incentive bonuses in an amount equal to 4/5 of 1%, 65/100 of 1%, 5/10 of 1% and 15/100 of 1%, respectively, of the Company's adjusted income as computed in accordance with such formula. The new Employment Agreements of all of the officers, except Mr. Heller, were changed only to reflect Mr. Heller's change in position from Chairman of the Board and Chief Executive Officer to Chairman of the Board and Mr. Bayman's change in position from President and Chief Operating Officer to President and Chief Executive Officer.

     Upon termination of an executive officer's employment by the Company without cause, and subject to compliance by the officer with certain provisions relating to competition, confidential information and noninterference, each officer will be entitled to receive his or her base salary for the month in which termination occurs. Each officer also will be entitled to receive an amount per month consisting of 1/24 of the total of an amount equal to his or her two previous 24 months of base salary. Messrs. Bayman, Rhein and Goodger and Ms. Margheret additionally will receive an amount equal to the incentive cash bonus for the two previously completed fiscal years, for a period of 24 months in the case of Mr. Bayman, 12 months in the case of Mr. Rhein and Ms. Margheret, and six months in the case of Mr. Goodger. In addition to such monthly payments, Messrs. Bayman, Rhein and Goodger and Ms. Margheret also will be entitled to receive his or her vested bonus payable in accordance with certain provisions of the Employment Agreements.

     In the event of termination in connection with a change in control, all of the officers have the right to terminate their employment with the Company and are entitled to receive an amount equal to one month of their then base salary, plus an amount equal to his or her previous 24 months of base salary and an amount equal to his or her bonus for the two previously completed fiscal years, if any, payable in one payment immediately upon such termination. Messrs. Bayman, Rhein and Goodger and Ms. Margheret also will be entitled to receive his or her vested bonus payable in accordance with certain provisions of the Employment Agreements. For two years following such termination, each officer will also be entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company. The Employment Agreements also provide for the payment by the Company of legal fees incurred by the officers in the event that, following a change in control, such officers may be caused to institute or defend legal proceedings to enforce their rights under the Employment Agreements. A "change in control" is defined as (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of 12 consecutive months, individuals who were Directors of the Company at the beginning of the period, and for whom such officers voted as a shareholder, cease for any reason to constitute at least a majority of the Board of Directors of the Company.

     Termination for disability will result in continued payment of the officer's then base salary. Mr. Bayman, Mr. Rhein, Mr. Goodger and Ms. Margheret also will receive a payment equal to their respective bonus for a maximum period of six months in the case of Mr. Bayman, or three months, in the case of Mr. Rhein, Ms. Margheret and Mr. Goodger, following which they will receive disability benefits under the Company's long term disability program. Messrs. Bayman, Goodger and Rhein and Ms. Margheret would also receive his or her vested bonus payable in accordance with certain provisions of the Employment Agreements. Upon the voluntary termination or termination for cause (as defined) of any officer, no further remuneration payments will be due him or her.

CERTAIN TRANSACTIONS

     During the fiscal year ended March 31, 1995, the Company paid an aggregate of $421,138 for office furnishings to a company controlled by the wife of James
L. Bayman, President, Chief Executive Officer and a Director of the Company. While the transactions were fair and reasonable from a commercial standpoint, the Company and Mrs. Bayman have agreed to terminate their business relationship as of the beginning of the current 1996 fiscal year.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Company's Compensation Committee is comprised of four (4) non-employee Directors of the Company. The Compensation Committee is responsible for reviewing and implementing the Company's existing and proposed executive and director compensation arrangements and plans and to administer the 1982 Incentive Stock Option Plan, as amended, and the 1991 Stock Option Plan, as amended.

     Set forth below is a report submitted by Messrs. Gelb, Heffern, Singer, and Sullivan in their capacity as members of the Compensation Committee addressing the Company's compensation objectives and philosophies, together with a discussion of the factors considered in determining the compensation for the Company's 1995 fiscal year of Mr. Preston B. Heller, the former Chief Executive Officer of the Company, and Messrs. Bayman, Rhein and Goodger and Ms. Margheret, the four executive officers other than Mr. Heller who, for fiscal 1995, were the Company's most highly compensated officers (collectively, with Mr. Heller, the "Named Executives").

OBJECTIVES AND PHILOSOPHY

     The Company's compensation programs are intended to provide its executives with a mix of salary, benefits, and incentive compensation arrangements that:

     - are at levels that will attract and retain qualified executives;

     - are closely linked to the accomplishments of the Company and each executive's individual performance; and

     - encourage stock ownership by aligning executive compensation with shareholder value.

     The compensation of executives is intended to assist the Company in obtaining the objectives set forth above. The Company seeks to provide its executives with compensation that is both comparable to similarly situated companies, specifically, Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Jaco Electronics, Inc., Kent Electronics Corporation, Marshall Industries, Milgray Electronics, Inc., Sterling Electronics Corporation, and Wyle Electronics, and commensurate with the performance, experience, and responsibilities of each executive. Cash incentive bonuses are awarded to certain executives pursuant to a formula linked to the Company's financial performance. Long-term incentive opportunities in the form of stock options are granted to executives to provide them with an opportunity to acquire or to increase their proprietary interest in the Company, thereby providing them with an incentive to promote the long-term interests of the Company's shareholders. In addition, the general business outlook of the Company and the electronics distribution industry in general is considered when determining the compensation of the Company's executives.

     The Company's compensation arrangements and plans are currently structured in such a manner that it is unlikely (other than in the case of a "change in control") that the compensation which may be paid to any Named Executive in any year will exceed $1 million. The Compensation Committee believes that it is in the best interests of shareholders to retain as much flexibility as possible, presently and in the future, with respect to the Company's compensation arrangements and plans. However, the Compensation Committee recognizes that
Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that no tax deduction is allowed for remuneration paid by the Company to any Named Executive to the extent the remuneration paid exceeds $1 million. In the future, if the Compensation Committee determines that the compensation which may be paid to any Named Executive in any year could exceed $1 million, the Compensation Committee may reexamine its policy.

FISCAL 1995 COMPENSATION DECISIONS

     Salaries. On April 22, 1994, Mr. Heller, the Company's then Chief Executive Officer, recommended to the Compensation Committee that there be no change in the salaries of $250,000, $200,000, and $185,000 for Mr. Bayman, Mr. Rhein, and Ms. Margheret, respectively, but that Mr. Goodger's salary be increased by $5,000 to $130,000. In determining whether to make any salary adjustments for fiscal 1995, consideration was given to the payment of anticipated bonuses, the performance and responsibilities of each executive, prior years' salary increases, and the levels of compensation of similarly situated companies, specifically, Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Jaco Electronics, Inc., Kent Electronics Corporation, Marshall Industries, Milgray Electronics, Inc., Sterling Electronics Corporation and Wyle Electronics. The Compensation Committee strives to provide its executives with salaries at a competitive median in comparison to such similarly situated companies. The Compensation Committee's decisions with respect to fiscal year 1995 salaries primarily were based on Mr. Heller's recommendations, which were accepted.

     Annual Incentive Compensation. Annual incentive compensation was awarded to the Named Executives in the form of cash bonuses paid pursuant to a formula contained in their employment agreements. The formula is based upon the product of the sum of the Company's actual operating income (as defined) plus equity in profits or losses attributable to the Company's affiliate, Pioneer Technologies Group, Inc. as multiplied by a ratio of the Company's actual return on capital (as defined) compared with a pre-determined standard. On April 22, 1994, the Compensation Committee approved the future payment of cash incentive bonuses for the fiscal year ending March 31, 1995, to Mr. Heller, Mr. Bayman, Mr. Rhein, Ms. Margheret and Mr. Goodger in an amount equal to 7/10 of 1%, 4/5 of 1%, 65/100 of 1%, 5/10 of 1% and 15/100 of 1%, respectively, of the Company's adjusted 1995 fiscal year income as computed in accordance with the formula contained in the Named Executives' employment agreements. Based upon the results of operations for the Company's March

31, 1995 fiscal year, Mr. Heller received a cash incentive bonus of $424,864, Mr. Bayman received a cash incentive bonus of $485,559, Mr. Rhein received a cash incentive bonus of $394,517, Ms. Margheret received a cash incentive bonus of $303,475 and Mr. Goodger received a cash incentive bonus of $91,042.

     Stock Options. On April 22, 1994, Mr. Heller presented a proposal to the Compensation Committee that it authorize the grant of options of 14,400 Common Shares to Ms. Margheret, 14,400 Common Shares to Mr. Rhein and 9,000 Common Shares to Mr. Goodger. In determining whether to award such stock options, the Compensation Committee reviewed the proprietary interest in the Company held by Messrs. Rhein and Goodger and Ms. Margheret, the desirability of increasing such proprietary interest, and the performance of Messrs. Rhein and Goodger and Ms. Margheret. The Compensation Committee's decision with respect to the grant of stock options primarily was based on Mr. Heller's recommendations, and the balance of the Committee's decision was based on the other factors discussed above. After consideration of these matters, the Compensation Committee decided to award the stock options, as proposed by Mr. Heller, to Messrs. Rhein and Goodger and Ms. Margheret at exercise prices equal to $17.00, which was the last sales price of Common Shares on April 22, 1994.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Heller included in his April 22, 1994 executive salary recommendations a proposal not to increase his current salary of $210,000, which was adopted by the Compensation Committee. Mr. Heller received the $424,864 cash incentive bonus for fiscal year 1995 as described above.

ADDITIONAL MATTERS

     On March 15, 1995, the Board of Directors, at the recommendation of the Compensation Committee, effective April 3, 1995, elected Mr. Bayman as Chief Executive Officer of the Company. Mr. Bayman also will continue as President, and, effective April 3, 1995, Mr. Heller will continue as Chairman of the Board of Directors with reduced executive responsibilities. The Compensation Committee increased Mr. Heller's salary from $210,000 to $300,000 and eliminated his participation in the cash incentive bonus program. The salaries of the other executive officers for fiscal 1996 were not increased. The Compensation Committee also authorized the grant of options under the 1991 Stock Option Plan, at an option price equal to the last sales price on March 15, 1995, to non-officer employees to purchase 209,000 Common Shares at $19.25 per share. At the meeting, the Compensation Committee also recommended the adoption of a 50,000 Common Share Stock Option Plan for non-employee Outside Directors, which was approved by the Board of Directors subject to Shareholder approval at the 1995 Annual Meeting of Shareholders. Finally, the Compensation Committee authorized an increase in annual Director fees to $15,000, a $1,000 fee for Board and Committee Meetings attended, and an annual $2,000 fee for the Chairman of both the Audit and Compensation Committees of the Board.

              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                             Victor Gelb (Chairman)
                               Gordon E. Heffern
                                Edwin Z. Singer
                               Thomas C. Sullivan


                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following chart compares the value of $100 invested in the Company's
Common Shares with a similar investment in the S&P 500 Stock Index ("S&P 500") and the companies listed in the SIC Code 5065 -- Electronic Parts and Equipment
N.E.C. Index ("Peer Group") for the period March 31, 1990 through March 31,
1995.

      Measurement Period         Pioneer-Stan-    S&P 500 In-
    (Fiscal Year Covered)            dard             dex         Peer Group
1990                                 $100            $100            $100
1991                                  139             114             102
1992                                  117             127             120
1993                                  268             146             164
1994                                  361             149             168
1995                                  438             172             189

                                 PROPOSAL NO. 2

                 PROPOSAL TO RATIFY THE 1995 STOCK OPTION PLAN
                             FOR OUTSIDE DIRECTORS

     At the Annual Meeting, shareholders will be asked to approve a proposal to ratify, confirm and adopt the 1995 Stock Option Plan for Outside Directors (the "Plan"), which provides for the granting of options to purchase the Company's Common Shares to eligible Directors of the Company.

GENERAL

     On April 25, 1995, the Board of Directors adopted the Plan, providing for the granting of options to purchase no more than 50,000 Common Shares to those Directors of the Company who are not employees of the Company or of any of its subsidiaries or affiliates ("Outside Directors"). All options granted under the Plan will be nonqualified stock options for federal income tax purposes.

     The following summary of the Plan is not intended to be complete as qualified in its entirety by reference to the Plan, which is set forth as Appendix A to this Proxy Statement.

PURPOSE OF THE PLAN

     The purpose of the Plan is to provide additional incentive to the Company's Outside Directors by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Compensation Committee. However, since the Plan provides for the automatic granting of options to Outside Directors, the Compensation Committee's role in administering the Plan is purely ministerial and does not involve discretion with respect to the identity of persons to whom options are to be granted or the number of options to be granted to any individual.

DIRECTORS ELIGIBLE FOR THE PLAN

     Only Outside Directors of Pioneer-Standard Electronics, Inc. are eligible to participate in the Plan.

SHARES SUBJECT TO THE PLAN

     The shares to be issued upon exercise of options granted under the Plan will be Common Shares, without par value, of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan.

     The aggregate number of Common Shares for which options may be granted under the Plan will be 50,000. However, in the event that subsequent to the date of adoption of the Plan by the Board of Directors, the outstanding Common Shares should be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board shall make such other adjustments as may be appropriate and equitable.

GRANT OF OPTIONS

     Subject to the approval of the Plan by the shareholders, options will be granted to each Outside Director for the purchase of a maximum of 5,000 Common Shares by each such Director. The Directors currently eligible to receive options under the Plan are Messrs. Sullivan, Downey, Gelb, Singer, Heffern and Ware.

OPTION PROVISIONS

     Option Price. The option price per Common Share under the Plan will be equal to the fair market value of a share on the date the options are granted. The market value of a share of Common Stock on April 25, 1995 was $19.50.

     Period of Option. Each option granted under the Plan will be exercisable for a period of ten (10) years from the date of grant and 1,000 Common Shares will be exercisable during the first year of said period. Thereafter, during each succeeding year each option may be exercised for up to a maximum of twenty percent (20%) of the total number of shares subject to the option, which annual rights of exercise will be cumulative.

     Limitation On Exercise and Transfer of Options. Only the Director to whom the option is granted may exercise the same, except where a guardian or other legal representative has been appointed for such Director and except as discussed below in the case of such Director's death. No option granted under the Plan will be transferable otherwise than by the Last Will and Testament of the Director to whom it is granted or, if the Director dies intestate, by the applicable laws of descent and distribution. No option granted under the Plan may be pledged or hypothecated, nor will any such option be subject to execution, attachment or similar process.

     Exercise of Option. Each option granted under the Plan may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise will be limited to whole shares. Options may be exercised by the optionee giving written notice to the Company of intention to exercise the same accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

     Termination of Directorship. If the optionee ceases to be a Director of the Company, the optionee's option will terminate on the effective date of termination of his or her directorship and neither the optionee nor any other person will have any right after such date to exercise all or any part of the option. If, however, the termination of the optionee's directorship is due to death, then the option may be exercised within twelve (12) months after his or her death by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event will any option be exercisable after the expiration of the option period and not to any greater extent than the optionee would have been entitled to exercise the option at the time of death.

TERMINATION OF THE PLAN

     The Plan will terminate ten (10) years from the date of its adoption by the Board of Directors of the Company and thereafter no options may be granted under the Plan. All options outstanding at the time of such termination will continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     All of the options granted under the Plan will be nonqualified stock options for Federal income tax purposes. Accordingly, an optionee will not realize income upon the granting of such an option; however, in any year in which an optionee who is not an officer, Director or owner of 10% or more of the Company's Common Shares, exercises a part or all of such option, the excess, if any, of the fair market value of the shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year, provided it complies with applicable requirements. When an optionee who is an officer, Director or owner of 10% or more of the Company's Common Shares, exercises a part or all of such an option, the optionee will not realize income at the time of exercise unless he or she makes the election discussed hereinafter, but the excess, if any, of the fair market value of the shares on the date six months after the date of exercise over the option price will be taxed at ordinary income tax rates at that time, and the Company will be entitled to a tax deduction for a like amount, provided it complies with applicable requirements. The optionee may elect, within 30 days after issuance of shares upon exercise of the option (which the Internal Revenue Service may assert occurs on the date of exercise), to treat the excess, if any, of the fair market value of the shares on the date of issuance over the option price as ordinary income at that time, and the Company will be entitled to a tax deduction for a like amount. If this election is made, no additional income will be realized by the optionee on the date six months after the date of issuance.

RECOMMENDATION; REQUIRED VOTE

     The Board of Directors recommends a vote FOR the proposal. The persons named in the accompanying proxy or their substitutes will vote such proxy for this proposal unless it is marked to the contrary. A favorable vote of shares representing a majority of the total number of Common Shares of the Company is required for the adoption of the proposal to ratify, confirm and adopt the Plan.

                              INDEPENDENT AUDITORS

     The Board of Directors plans on selecting, at the next Board of Directors meeting to be held in July, 1995, Ernst & Young to audit the accounts of the Company for the fiscal year ending March 31, 1996, and to perform such other accounting services as may be appropriate. Ernst & Young and its predecessors have audited the accounts of the Company annually since 1964.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     Reports will be laid before the Annual Meeting, including a letter from the Chairman of the Board and the President and Chief Executive Officer which accompanies the financial statements of the Company and the Auditor's Report prepared by independent auditors. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the Annual Meeting or with respect to the minutes of the Annual Meeting of Shareholders held on July 26, 1994, which will be read at the Annual Meeting on July 25, 1995, unless a motion to dispense with a reading is adopted.

     The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies. The Company has also retained D. F. King & Co. Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies for whose services the Company will pay a fee of $4,500, plus reimbursement of out-of-pocket expenses.

     Any shareholder proposal intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's principal executive offices not later than February 9, 1996, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY SHAREHOLDER ENTITLED TO VOTE AT THE FORTHCOMING ANNUAL MEETING, THE COMPANY WILL MAIL, AT NO CHARGE TO THE SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. REQUESTS FROM BENEFICIAL OWNERS OF THE COMPANY'S VOTING SECURITIES MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH ANNUAL MEETING. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO:

                  Mr. John V. Goodger
                  Vice President, Treasurer and Assistant Secretary Pioneer-Standard Electronics, Inc.
                  4800 East 131st Street
                  Cleveland, Ohio 44105

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors.

                                          WILLIAM A. PAPENBROCK
                                          Secretary

June 16, 1995

                                   APPENDIX A

                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     Pioneer-Standard Electronics, Inc., hereinafter called the "Company," hereby adopts a stock option plan for eligible directors of the Company pursuant to the following terms and provisions:

     1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter called the "Plan," is to provide additional incentive to those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire the Company's Common Shares, without par value (the "Common Shares"), pursuant to the terms of the Plan. Only those directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

     2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon adoption by the Board of Directors on April 25, 1995, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. In the event the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and the options granted hereunder shall be null and void.

     3. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any Common Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan.

     Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be fifty thousand (50,000) Common Shares.

     In the event the date of adoption of the Plan by the Board of Directors the Common Shares should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan and each Common Share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and
(iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

     4. GRANT OF OPTIONS. Subject to the terms of the Plan, and effective upon its adoption by the Board of Directors, options shall be granted to each eligible director for the purchase of a maximum of five thousand (5,000) Common Shares by each such director at an option price per share equal to the fair market value of a Common Share of the Company on the date said options are granted. Thereafter, options for the purchase of five thousand (5,000) Common Shares shall be granted to each newly elected eligible director immediately upon his or her election to the Board of Directors. Each such option granted shall be exercisable for a period of ten (10) years from the date of grant. One thousand (1,000) Common Shares shall be exercisable during the first year of said period. Thereafter, during each succeeding year each such option may be exercised for up to a maximum of twenty percent (20%) of the total number of shares subject to the option, which annual rights of exercise shall be cumulative.

     5. OPTION PROVISIONS.

          (a) Limitation on Exercise and Transfer of Options. Only the director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such director and except as otherwise provided in the case of such director's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the director to whom it is granted or, if the director dies intestate, by the applicable laws of descent and distribution. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

          (b) Exercise of Option. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Secretary or the Vice President, Treasurer and Assistant Secretary of the Company at its principal business office, by certified mail, return receipt requested, of intention to exercise the same and the number of Common Shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date before the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

          (c) Termination of Directorship. If the optionee ceases to be a director of the Company, his or her option shall terminate on the effective date of termination of his or her directorship and neither he or she nor any other person shall have any right after such date to exercise all or any part of such option. If, however, the termination of the directorship is due to death, then the option may be exercised within twelve (12) months after the optionee's death by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the option period and not to any greater extent than the optionee would have been entitled to exercise the option at the time of death.

          (d) Acceleration of Exercise of Options in Certain Events. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the eligible director shall have the immediate right and option (notwithstanding the provisions of paragraph 4 hereof) to exercise the option with respect to all Common Shares covered by the option, which exercise, if made, shall be irrevocable. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's common shares of any class or any securities convertible into such common shares; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's shares of capital stock calculated as provided in paragraph (d) of said Rule 13d-3, other than a person who was the beneficial owner of such percentage of the Company's capital stock on the date of adoption of the Plan by the Board of Directors; (iii) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

          (e) Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an Option Agreement, a copy of which is attached hereto as Exhibit 1, the execution of which by each optionee shall be a condition to the receipt of an option.

     6. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

          "I further agree that any Common Shares of Pioneer-Standard Electronics, Inc., which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said Common Shares subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to Pioneer-Standard Electronics, Inc. an opinion of counsel satisfactory to Pioneer-Standard Electronics, Inc., to the effect that the offer or sale of the Common Shares subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

     The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of an option granted under the Plan prior to
(i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Shares to listing on any national securities exchange on which the Common Shares may be listed, (iii) the completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

     7. GENERAL PROVISIONS. For all purposes of this Plan the fair market value of a Common Share shall be determined as follows: so long as the Common Shares of the Company are listed upon an established stock exchange or exchanges or on the Nasdaq National Market System such fair market value shall be determined to be the highest closing price of such Common Shares on such stock exchange or exchanges or on such market system on the day the option is granted (or the day before the Common Shares are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Shares shall have been made on any stock exchange on that day, then on the next preceding day on which there was a sale of such Common Shares; and during any period of time as such Common Shares are not listed upon an established stock exchange or the Nasdaq National Market System the fair market value per share shall be the last sales price of such Common Shares in the over-the-counter market on the day the option is granted (or the day before the shares are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc.

     The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

     Nothing in the Plan or in any option agreement shall confer upon any optionee any right to continue as a director of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

     Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of an option.

     The Plan may be assumed by the successors and assigns of the Company.

     The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

     The expense of administering the Plan shall be borne by the Company.

     The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

     8. TERMINATION OF THE PLAN. The Plan shall terminate ten years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

     9. TAXES. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the Options or the exercise thereof, and the transfer of Common Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

     10. VENUE. The venue of any claim brought hereunder by an eligible Director shall be Cleveland, Ohio.

     11. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the

Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

     IN WITNESS WHEREOF, PIONEER-STANDARD ELECTRONICS, INC., by its appropriate officers duly authorized, has executed this instrument this 25th day of April, 1995.

                                      PIONEER-STANDARD ELECTRONICS, INC.

                                      By: /s/  JAMES L. BAYMAN
                                      Its: President and Chief Executive Officer

                               [INSERT MAP HERE]

SET FORTH ABOVE ARE MAPS TO THE SITE OF THE 1995 ANNUAL SHAREHOLDERS MEETING TO BE HELD ON TUESDAY, JULY 25, 1995. THE MAPS INCLUDE MAJOR CLEVELAND AREA LANDMARKS, INCLUDING SURROUNDING ROADS, HIGHWAYS, HOTELS AND OTHER LANDMARKS IN THE NEARBY AREA.

                         PIONEER-STANDARD ELECTRONICS, INC.

                   ANNUAL MEETING OF SHAREHOLDERS -- JULY 25, 1995
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby (i) appoints John V. Goodger and William
         A. Papenbrock, and each of them, as Proxy holders and attorneys,
P with full power of substitution, to appear and vote all of the Common Shares of Pioneer-Standard Electronics, Inc. which the undersigned
R shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Cleveland South Hilton Inn, 6200 Quarry
O Lane, Cleveland, Ohio, on Tuesday, July 25, 1995, at 11:00 A.M., Eastern Daylight Time, and at any adjournments thereof, hereby
X revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the X O Common Shares of the
Y Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


         Election of Directors, Nominees:                                 (change of address)
         Frederick A. Downey, Victor Gelb and Edwin Z. Singer.        ------------------------------------
                                                                      ------------------------------------
                                                                      ------------------------------------
                                                                      ------------------------------------
                                                                     (If you have written in the above
                                                                      space, please mark the corresponding
                                                                      box on the reverse side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
    IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE
                                                                   SIDE

- - --------------------------------------------------------------------------------
                                  DETACH CARD

                     PLEASE DETACH THE ABOVE PROXY CARD AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.

           / X /   PLEASE MARK YOUR                       SHARES IN YOUR NAME    REINVESTMENT SHARES
                   VOTES AS IN THIS
                   EXAMPLE.

                       FOR      WITHHELD                             FOR       AGAINST     ABSTAIN
1.   Election of      /  /        /  /      2.  Ratify, confirm     /  /        /  /        /  /      3.  In their discretion,
     Directors                                  and adopt the                                             to act on any other
     (see reverse)                              1995 Stock                                                matter or matters
                                                Option Plan                                               which may properly
                                                for Outside                                               come before the
                                                Directors.                                                meeting.

    For, except vote withheld from the following nominee(s):

    -------------------------------------------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                       Change
                                        of        /  /
                                       Address

                                       Attend
                                       Meeting   /  /

       SIGNATURE(S)______________________________________________________ DATE _________________

       SIGNATURE(S)______________________________________________________ DATE _________________

       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                          DETACH CARD

